SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549


                                 FORM 8-A


            FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                 PURSUANT TO SECTION 12(b) OR (g) OF THE
                     SECURITIES EXCHANGE ACT OF 1934


                        PECO Energy Capital, L.P.
       ------------------------------------------------------------
          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                Delaware                                51-0355322
----------------------------------------    ---------------------------------
(STATE OF INCORPORATION OR ORGANIZATION)    (IRS EMPLOYER IDENTIFICATION NO.)




             1013 Centre Road, Suite 350F
                    Wilmington, DE                          19805
      ----------------------------------------            ----------
      (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)            (ZIP CODE)





SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

    Title of each class           Name of each exchange on which
    to be so registered           each class is to be registered
    -------------------           ------------------------------
Capital Trust Pass-through        New York Stock Exchange
Securities, each representing
a _____% Cumulative Preferred
Security, Series D of PECO
Energy Capital, L.P.



SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

None

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    The information required by this Item 1 is incorporated by reference to Registration Statement No. 333-47985, filed on March 16, 1998 with the Securities and Exchange Commission pursuant to the Securities Act of 1933. Copies of the Prospectus describing the securities will be filed pursuant to Rule 424(b) under the Securities Act of 1933 and shall be deemed incorporated by reference into this Registration Statement filed on Form 8-A.


ITEM 2.  EXHIBITS.

EXHIBIT NO.
-----------
1-1   Registration Statement No. 333-47985.

4-1   Certificate of Limited Partnership of PECO Energy Capital,
      L.P. (incorporated by reference to Registration Statement
      Nos. 33-53785 and 33-53785-01).

4-2   Amended and Restated Limited Partnership Agreement of PECO
      Energy Capital, L.P. (incorporated by reference to Exhibit
      10-7 of PECO Energy Company's 1994 Annual Report on Form
      10-K, File No. 1-1401).

4-3   Form of Action of General Partner creating ____% Cumulative
      Preferred Securities, Series D of PECO Energy Capital, L.P.
      (incorporated by reference to Exhibit 4-5 of Registration
      Statement No. 333-47985).

4-4   Amendment No. 1 to Amended and Restated Limited Partnership
      Agreement of PECO Energy Capital (incorporated by reference to Exhibit 10-8 of PECO Energy's 1995 Annual Report on Form
      10-K, File No. 1-1401).

4-5   Amendment No. 2 to Amended and Restated Limited Partnership
      Agreement of PECO Energy Capital (incorporated by reference to Exhibit 10-9 of PECO Energy's 1995 Annual Report on Form
      10-K, File No. 1-1401).

4-6   Amendment No. 3 to Amended and Restated Limited Partnership
      Agreement of PECO Energy Capital (incorporated by reference to Registration Statement No. 333-47985).

5-1   Form of Capital Trust Pass-through Security (included in
      Exhibit 5-4 below).

5-2 Certificate of Trust for PECO Energy Capital Trust III dated March 13, 1998 (incorporated by reference to Exhibit
      4-12 of Registration Statement No. 333-47985).


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

5-3 Trust Agreement dated as of March 13, 1998 (incorporated by reference to Exhibit 4-13 of Registration Statement No.
      333-47985).

5-4 Form of Amended and Restated Trust Agreement, among PECO Energy Capital, L.P., as grantor, First Union Trust Company, National Association, as Trustee, and PECO Energy Capital Corp., for the limited purpose stated therein (incorporated by reference to Exhibit 4-14 of Registration Statement No. 333-47985).


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
                                SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                        PECO Energy Capital, L.P.

                        By:  PECO Energy Capital Corp.,
                             its general partner


                        /s/ J. Barry Mitchell
                        -------------------------------------
                            J. Barry Mitchell
                            President



Dated:    March 16, 1998


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